POWER OF ATTORNEY  FOR FILINGS UNDER THE  SECURITIES  ACT OF 1933, AS
AMENDED  AND
THE SECURITIES  EXCHANGE  ACT OF 1934, AS AMENDED

Know all by these presents, that the undersigned hereby constitutes and appoints the Secretary, Thomas J. Meek, and Assistant
Secretary, Alexander K. Sudnik, of Minerals Technologies Inc. (the "Company"), acting singly, with full power of substitution, as the undersigned's true and lawful attorneys-in-fact and agents to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of the Company, all documents, certificates, instruments, statements, filings and agreements ("documents") to be filed with or delivered in accordance with the Securities Act of 1933, as amended (the "Securities Act"), and the Securities
Exchange  Act of 1934,  as amended
(the "Exchange  Act"),  and the rules and regulations  thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute and timely file any such documents with the United States Securities and Exchange Commission (the "SEC) and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever that, in the opinion of such attorneys-in. fact, may be necessary or desirable in connection with the foregoing authority, it being understood that the documents executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneys-in-fact may approve.

The undersigned hereby grants to such attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact substitute or substitutes, have lawfully done or cause to be done or shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with the Securities Act and the Exchange Act.

All pre-existing Powers of Attorney granted to the persons designated above are hereby revoked. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file documents under the Securities Act and the Exchange Act with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney may be filed with the SEC as a confirming statement of the authority granted herein.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 27 day of August, 2020.
/s/ Erin Cutler
Erin Cutler